1 4881-8181-8667.3 AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”), is dated as of July 28, 2022, and entered into by and among (i) Titan Machinery Inc., a Delaware corporation (“Buyer”), (ii) Heartland Agriculture, LLC, an Iowa limited liability company (the “Purchased Company”), (iii) Gordon Glade, Jeff Keller, Robert Caldwell and Michael Stoppkotte, (iv) Michael Anderson, Barb Anderson, David Clare, Scott Reins, Shawn Sterling, The Constance Kent Revocable Trust, and Lenco Enterprises, LLC (“Lenco”), and (v) Robert Caldwell, solely in his capacity as Seller Representative. WHEREAS, the Buyer, the Purchased Company, the Sellers and the Seller Representative entered into that certain Securities Purchase Agreement, dated as of July 8, 2022 (the “Agreement”); WHEREAS, the Agreement may be amended by a written instrument executed by each of the parties thereto in accordance with Section 12.09 of the Agreement; WHEREAS, the Purchased Company desires to redeem all of the Class B membership units (the “Lenco Class B Units”) of the Purchased Company owned by Lenco (the “Redemption”) pursuant to the terms of that certain redemption agreement, dated as of July __, 2022 (the “Redemption Agreement”), which Redemption will be completed concurrently with the execution of this Amendment; WHEREAS, in connection with the Redemption, the parties desire to amend the Agreement to eliminate and remove Lenco as a party to the Agreement for all purposes, including (i) terminating the requirement for Lenco to sell the Lenco Class B Units to the Buyer under the terms of the Agreement, (ii) terminating any requirement to pay to Lenco, or any right for Lenco to receive, any portion of the Purchase Price or any other amounts that may be payable to Sellers under the terms of the Agreement and (iii) terminating any obligation for Lenco to participate in, or receive the benefit of, any indemnification obligations set forth in the Agreement; and WHEREAS, the parties also desire to amend certain other terms of the Agreement as more fully described herein. NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Definitions. Capitalized terms used, but not defined in this Amendment, will have the meanings assigned to them in the Agreement. 2. Approval of Redemption by Buyer. Upon receipt of (a) a written consent to action in lieu of a special meeting of the members and managers of the Purchased Company approving the Redemption that has been duly executed by each of the members and managers of the Purchased Company and (b) a duly executed Redemption Agreement, the Buyer hereby consents to the Redemption. 3. Removal of Lenco from the Agreement. Each of the parties hereto acknowledges and agrees that, upon the execution of this Amendment, Lenco will be removed and eliminated, in full, 075184.00003 Business 22725883v4

2 4881-8181-8667.3 as a party to the Agreement, including as a Class B Holder and as a Seller under the Agreement, for all purposes, and, in connection therewith, shall no longer be a party to the Agreement for any purpose. In furtherance of the foregoing, upon execution of this Amendment, the defined term “Class B Holders” is hereby deleted and replaced with the following: “Class B Holders” means “Michael Anderson, Barb Anderson, David Clare, Scott Reins, Shawn Sterling and The Constance Kent Revocable Trust.” 4. Other Amendments to Agreement. In addition to the amendments set forth in Section 3 of this Amendment, the parties hereto agree that the Agreement shall be amended as follows: (a) Section 2.01 of the Disclosure Schedules. In connection with the Redemption, Section 2.01 of the Disclosure Schedules is hereby amended and restated in full as set forth on Exhibit A hereto. (b) Section 2.02 of the Disclosure Schedules. In connection with the Redemption, Section 2.02 of the Disclosure Schedules is hereby amended and restated in full as set forth on Exhibit B hereto. (c) Section 3.02(a). The first sentence of Section 3.02(a) of the Agreement is hereby deleted and replaced with the following: (a) The authorized membership interests of the Purchased Company consist of Class A membership units and Class B membership units, of which 671.58 Class A membership units and 142.46 Class B membership units are issued and outstanding and constitute the Securities. (d) Section 3.02(d). The following sentence is hereby added to the end of Section 3.02(d) of the Agreement: (d) The Company does not currently have outstanding any membership unit certificates with respect to any of the Securities. (e) Section 3.07(e). Section 3.07(e) is hereby deleted and replaced with the following: (e) declaration, setting aside or payment of any dividends or distributions on or in respect of any of its capital stock or membership units or interests or, except for the Redemption, redemption, purchase or acquisition of its capital stock or membership units or interests or of any of its rights to acquire its capital stock or membership units or interests; (f) Section 9.04. Section 9.04 of the Agreement is hereby deleted and replaced with the following: Section 9.04. Joint and Several Indemnification By Class A Holders. Each Class A Holder, jointly and severally, shall

3 4881-8181-8667.3 indemnify and defend each Buyer Indemnitee against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) that certain letter agreement, dated October 21, 2019, between D.A. Davidson & Co. and the Purchased Company, as amended; provided, however, that the indemnification required by this Section 9.04 only shall be null and void after written notice to such effect is delivered from Buyer to Seller Representative upon receipt by the Buyer and the Heartland Companies of a release of the Heartland Companies from D.A. Davidson under the aforementioned letter agreement, which release is in form and substance acceptable to Buyer in its sole discretion; or (b) that certain UCC-1 Financing Statement, File No. X20055878-1, filed on June 15, 2020 with the Secretary of State of the State of Iowa, against the Purchased Company naming the U.S. Small Business Administration as secured party and any Indebtedness (including, without limitation, through an Economic Injury Disaster Loan incurred by any of the Heartland Companies or otherwise) or any other Liabilities imposed upon, or incurred by, any of the Heartland Companies as a result of thereof or in connection therewith. 5. Conflicts. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control. 6. Full Force and Effect All terms, conditions, and covenants of the Agreement not otherwise modified herein are hereby ratified and confirmed, and this Amendment when executed by the parties hereto will become a part of the Agreement and the Agreement shall remain in full force and effect. 7. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Section 12.10 of the Agreement shall apply to this Amendment and are hereby incorporated herein by reference. 8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [Signature Page Follows]

Amendment No. 1 to Heartland Ag SPA Signature Page 1 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above. SELLERS: _________________________ Gordon Glade _________________________ Jeff Keller _________________________ Robert Caldwell _________________________ Michael Stoppkotte _________________________ Michael Anderson _________________________ Barb Anderson _________________________ David Clare _________________________ Scott Reins _________________________ Shawn Sterling DocuSign Envelope ID: CC90C5B2-2232-419A-ADA5-8C26912726F5

Amendment No. 1 to Heartland Ag Purchase Agreement Signature Page 2 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above. SELLERS: _________________________ Gordon Glade _________________________ Jeff Keller _________________________ Robert Caldwell _________________________ Michael Stoppkotte _________________________ Michael Anderson _________________________ Barb Anderson _________________________ David Clare _________________________ Scott Reins _________________________ Shawn Sterling DocuSign Envelope ID: E10647D2-EFFE-4183-BE5F-8D4B5E11C7FC

Amendment No. 1 to Heartland Ag Purchase Agreement Signature Page 2 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above. SELLERS: _________________________ Gordon Glade _________________________ Jeff Keller _________________________ Robert Caldwell _________________________ Michael Stoppkotte _________________________ Michael Anderson _________________________ Barb Anderson _________________________ David Clare _________________________ Scott Reins _________________________ Shawn Sterling DocuSign Envelope ID: 26CA2FA1-348D-4ACE-B680-59A9C40F8ABF

Amendment No. 1 to Heartland Ag Purchase Agreement Signature Page 2 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above. SELLERS: _________________________ Gordon Glade _________________________ Jeff Keller _________________________ Robert Caldwell _________________________ Michael Stoppkotte _________________________ Michael Anderson _________________________ Barb Anderson _________________________ David Clare _________________________ Scott Reins _________________________ Shawn Sterling DocuSign Envelope ID: 66E95C1A-20DE-49E9-B416-00B6FB11FF56

Amendment to Securities Purchase Agreement Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above. SELLERS: _________________________ Gordon Glade _________________________ Jeff Keller _________________________ Robert Caldwell _________________________ Michael Stoppkotte _________________________ Michael Anderson _________________________ Barb Anderson _________________________ David Clare _________________________ Scott Reins _________________________ Shawn Sterling DocuSign Envelope ID: 942B13F7-36A5-4315-97CF-948F7B77378B

Amendment No. 1 to Heartland Ag SPA Signature Page 2 THE CONSTANCE KENT REVOCABLE TRUST By: _____________________ Name: Constance Kent Title: Trustee LENCO ENTERPRISES, LLC By: _____________________ Name: Craig Lenz Title: President DocuSign Envelope ID: CC90C5B2-2232-419A-ADA5-8C26912726F5

Amendment No. 1 to Heartland Ag Purchase Agreement Signature Page 3 PURCHASED COMPANY: HEARTLAND AGRICULTURE, LLC By: _____________________ Name: Title: DocuSign Envelope ID: E10647D2-EFFE-4183-BE5F-8D4B5E11C7FC

Amendment No. 1 to Heartland Ag Purchase Agreement Signature Page 4 SELLER REPRESENTATIVE _________________________ Robert Caldwell, as Seller Representative DocuSign Envelope ID: E10647D2-EFFE-4183-BE5F-8D4B5E11C7FC

EXHIBIT A

Section 2.01

Securities

Heartland Agriculture, LLC

Member	Class A Units	Class B Units	Total Units	Percent Interest
Gordon Glade	264.56		264.56	32.499631%
Jeff Keller	244.21		244.21	29.99975%
Bob Caldwell	122.11	10.18	132.29	16.25104%
Mike Stoppkotte	40.70		40.70	4.999754%
Mike Anderson		36.63	36.63	4.499779%
Barb Anderson		14.25	14.25	1.750528%
David Clare		20.35	20.35	2.499877%
Scott Reins		20.35	20.35	2.499877%
Shawn Sterling		20.35	20.35	2.499877%
The Constance Kent Revocable Trust		20.35	20.35	2.499877%
TOTAL	671.58	142.46	814.04	100%

Heartland Ag Kansas, LLC

Member Name	Percent Interest
Heartland Agriculture, LLC	100%

Heartland Guaranty, LLC

Member Name	Percent Interest
Heartland Agriculture, LLC	100%

4864-3575-4283.4

4864-3575-4283.4 EXHIBIT B Section 2.02 Purchase Price Allocation Percentages Recipient Percentage Gordon Glade 32.499631% Jeff Keller 29.99975% Bob Caldwell 16.25104% Mike Stoppkotte 4.999754% Mike Anderson 4.499779% Barb Anderson 1.750528% David Clare 2.499877% Scott Reins 2.499877% Shawn Sterling 2.499877% The Constance Kent Revocable Trust 2.499877% TOTAL 100%